Exhibit 99.2

Columbia Bank

Columbia Financial, Inc.

 PROPOSED MAILING AND INFORMATIONAL MATERIALS

INDEX

Produced by the Financial Printer

1.	Dear Member Letter*

2.	Dear Friend Letter - Eligible Account Holders who are no longer Depositors*

3.	Dear Potential Investor Letter*

4.	Dear Prospective Investor Letter - Cover Letter for States Requiring "Agent" Mailing*

5.	Insert (for voters)

6.-10.	Stock Q&A*

11.	Proxy Reminder / Important (immediate follow-up)

12.	Proxy Reminder / Second Request

13.	Proxy Reminder (“final” if needed)

14-15.	Proxy Card

16.	Stock Order Form (page 1 of 2)*

17.	Stock Order Form Certification (page 2 of 2)*

18.	Stock Order Form Guidelines*

Produced by the Stock Information Center

19.	Lobby Poster

20.	Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

21.	Dear Stockholder - Confirmation Letter

22.	Dear Interested Investor - No Shares Available Letter

23.	Welcome Stockholder Letter - For Initial DRS Statement Mailing

24.	Dear Interested Subscriber Letter - Subscription Rejection

25.	Dear Community Member*

26.	Tombstone (Offering Advertisement)

*Accompanied by a Prospectus

Dear Member:

We are pleased to announce that Columbia Financial, Inc., the holding company for Columbia Bank, is offering shares of its common stock for sale in a minority stock offering. The majority of the shares will continue to be held by our mutual holding company, Columbia Bank MHC. The additional capital raised in the offering will support our future growth and expansion and allow us to compete more effectively with other financial institutions in our market area. Upon completion of the offering, let me assure you that:

• existing deposit accounts and loans will remain exactly the same;

• deposit accounts will continue to be federally insured up to the maximum legal limits; and

• voting on the Foundation proposal will not obligate you to purchase shares of common stock in the offering.

The Stock Order Form

As a qualifying depositor or borrower, you have a nontransferable right to subscribe for shares of Columbia Financial, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares, please complete the enclosed stock order form. Your stock order form, together with payment for the shares, must be physically received (not postmarked) by Columbia Financial, Inc. no later than _:00 p.m., Eastern Time, on ____day, _____ __, 2018. Stock order forms may be delivered by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service to our Stock Information Center, or by hand to one of the two addresses as indicated on the stock order form. We will not accept stock order forms at our other offices.

The Proxy Card

To continue our long-standing commitment to our local communities, as part of the stock offering we intend to contribute shares of common stock to the Bank’s existing charitable foundation, Columbia Bank Foundation. Giving back to our local communities is an important part of our corporate mission and this contribution will further our goal of actively supporting the communities that we so proudly serve.

Under banking regulations, the contribution to the Columbia Bank Foundation requires the approval of the members of Columbia Bank MHC. As a qualifying depositor or borrower, you are a member of Columbia Bank MHC and your vote is extremely important! After reading the enclosed proxy statement, please cast your vote by mail, telephone or Internet as instructed on the enclosed proxy card.

On behalf of the Board, I ask that you help us fulfill our goal by casting your vote “FOR” approval of the charitable contribution. Please support us by voting all proxy cards received.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Thomas J. Kemly

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus accompanying this letter.

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Dear Friend of Columbia Bank:

We are pleased to announce that Columbia Financial, Inc., the holding company for Columbia Bank, is offering shares of its common stock for sale in a minority stock offering. The majority of the shares will continue to be held by our mutual holding company, Columbia Bank MHC. The additional capital raised in the offering will support our future growth and expansion and allow us to compete more effectively with other financial institutions in our market area. To continue our long-standing commitment to our local communities, as part of the stock offering, we intend to contribute shares of common stock to the Bank’s existing foundation, Columbia Bank Foundation. Giving back to our local communities is an important part of our corporate mission and this contribution will further our goal in actively supporting the communities that we so proudly serve.

The Stock Order Form

As a former depositor of Columbia Bank, you have nontransferable rights to subscribe for shares of Columbia Financial, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares, please complete the enclosed stock order form. Your stock order form, together with payment for the shares, must be physically received (not postmarked) by Columbia Financial, Inc. no later than _:00 p.m., Eastern Time, on ____day, _____ __, 2018. Stock order forms may be delivered by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service to our Stock Information Center, or by hand to one of the two addresses indicated on the stock order form. We will not accept stock order forms at our other offices.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Thomas J. Kemly

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus accompanying this letter.

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Dear Potential Investor:

We are pleased to announce that Columbia Financial, Inc., the holding company for Columbia Bank, is offering shares of its common stock for sale in a minority stock offering. The majority of the shares will continue to be held by our mutual holding company, Columbia Bank MHC. The additional capital raised in the offering will support our future growth and expansion and allow us to compete more effectively with other financial institutions in our market area.

This information packet includes the following:

Prospectus

This document provides detailed information about the operations of Columbia Bank, Columbia Financial, Inc. and Columbia Bank MHC and the stock offering by Columbia Financial, Inc. Please read it carefully before making an investment decision.

Stock Order From

If you wish to subscribe for shares, please complete the enclosed stock order form. Your properly completed stock order form, together with payment for the shares, must be physically received (not postmarked) by Columbia Financial, Inc. no later than _:00 p.m., Eastern Time, on ____day, _____ __, 2018.

Stock order forms may be delivered by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service to our Stock Information Center, or by hand to one of the two addresses indicated on the stock order form. We will not accept stock order forms at our other offices.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions after reading the enclosed material, please call our Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Thomas J. Kemly

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Sandler O’Neill + Partners, L.P.

Dear Prospective Investor:

At the request of Columbia Bank and its holding company, Columbia Financial, Inc., we have enclosed material regarding the minority offering of common stock by Columbia Financial, Inc. Following completion of the offering, the majority of the shares will continue to be held by Columbia Financial, Inc.’s mutual holding company, Columbia Bank MHC. The enclosed materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of the Columbia Financial, Inc. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call the Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time, and ask for a Sandler O’Neill representative. If you decide to subscribe for shares, your properly completed stock order form, together with payment for the shares, must be physically received (not postmarked) by Columbia Financial, Inc. no later than _:00 p.m., Eastern Time, on ____day, _____ __, 2018.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus accompanying this letter.

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WE’RE COUNTING ON YOUR VOTE We value your relationship and continued support of Columbia Bank. The Board of Directors is asking you to help us meet our goal by voting “FOR” the contribution to our charitable foundation. WHY Vote? Because your vote makes a difference. The contribution to the foundation as part of the stock offering must be approved by voting members. Your support will enable us to further our longstanding commitment of supporting the communities we serve. HOW Do I vote? In one of 3 ways (see the proxy card). by Mail, by Telephone, by Internet Voting does not require you to purchase common stock in the offering.

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Columbia Financial, Inc.

Questions & Answers About the Stock Offering

Pursuant to a Plan of Stock Issuance, as amended, adopted by the Boards of Directors of Columbia Financial, Inc., Columbia Bank MHC, and Columbia Bank, Columbia Financial, Inc. is offering shares of its common stock for sale in a minority stock offering. The majority of the shares will continue to be held by our mutual holding company, Columbia Bank MHC. The additional capital raised in the offering will support our future growth and expansion and allow us to compete more effectively with other financial institutions in our market area.

We are offering the shares of common stock in a subscription offering, first to eligible depositors and borrowers of Columbia Bank and Columbia Bank’s employee stock ownership plan. Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given to residents of the communities served by Columbia Bank.

This brochure provides some summary information about the offering and how to purchase shares, and is qualified in its entirety by the prospectus delivered with it. Investing in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus before making an investment decision.

Q.	Who can purchase stock in the subscription offering?
A.	Only qualifying depositors and certain borrowers of Columbia Bank and Columbia Bank’s employee stock ownership plan may purchase shares of stock in the subscription offering. The common stock is being offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders: Depositors with aggregate balances of $50 or more at the close of business on June 30, 2016.

2)	Columbia Bank’s employee stock ownership plan.

3)	Supplemental Eligible Account Holders: Depositors (other than directors and officers of Columbia Bank and their associates) with aggregate balances of $50 or more at the close of business on December 31, 2017 and who are not otherwise eligible in category (1) above.

4)	Other Members: Depositors at the close of business on _____ __, 2018 and borrowers as of November 14, 1995 whose loans continued to be outstanding at the close of business on _____ __, 2018 and who are not otherwise eligible in categories (1) or (3) above.

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Q.	I am not eligible to purchase stock in the subscription offering. May I still place an order to purchase shares?

A.	Subject to the priority rights of qualifying depositors and borrowers and the Bank’s employee stock ownership plan in the subscription offering, common stock may be offered to the general public in a community offering. Natural persons (including trusts of natural persons) residing in the New Jersey counties of Bergen, Burlington, Camden, Essex, Gloucester, Middlesex, Monmouth, Morris, Passaic and Union will be given preference in the community offering. The community offering may begin concurrently with, or any time after, the commencement of the subscription offering.

Q.	Am I guaranteed to receive shares if I place an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers according to the preferences and priorities set forth in the plan of stock issuance and described in the prospectus. If the offering is oversubscribed in the subscription offering, no orders received in any community offering will be filled.

Q.	How many shares of stock are being offered, and at what price?

A.	Columbia Financial, Inc. is offering a maximum of 45,881,443 shares of common stock at a price of $10.00 per share. Under certain circumstances, Columbia Financial, Inc. may increase the maximum number of shares to up to 52,763,659 shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is 25 shares ($250). As more fully described in the plan of stock issuance and in the prospectus, the maximum purchase by any person in the subscription or community offering is 55,000 shares ($550,000). In addition, no person, together with their associates, or group of persons acting in concert may purchase more than 55,000 shares ($550,000) of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return your properly completed and signed stock order form, along with full payment for the shares, to Columbia Financial, Inc. by the deadline noted on the stock order form. Please call the Stock Information Center if you need assistance completing the stock order form. Stock order forms may be returned by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service to our Stock Information Center, or by hand to one of the two addresses as indicated on the stock order form. We will not accept stock order forms at our other offices.

Q.	When is the deadline to subscribe for stock?

A.	A properly completed stock order form, together with the required full payment, must be physically received by Columbia Financial, Inc. (not postmarked) no later than _:00 p.m., Eastern Time, on ___day, _____ __, 2018.

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Q.	How can I pay for my shares of stock?
A.	You can pay for the shares of common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Columbia Bank. Checks and money orders must be made payable to Columbia Financial, Inc. Withdrawals from a certificate of deposit at Columbia Bank to buy shares of common stock may be made without penalty.

Q.	Can I use my Columbia Bank home equity line of credit to pay for shares of common stock?
A.	No. Columbia Bank cannot knowingly lend funds to anyone to subscribe for shares. This includes the use of funds available through a Columbia Bank home equity or other line of credit.

Q.	Can I subscribe for shares using funds in my IRA or HSA at Columbia Bank?
A.	No. Federal regulations do not permit the purchase of common stock in your existing IRA or other qualified retirement plan at Columbia Bank. In addition, our health savings accounts (“HSAs”) do not permit investments in equity securities and, as a result, HSAs at Columbia Bank cannot be used to subscribe for common stock. To use IRA or HSA funds to subscribe for common stock, you need to transfer the funds to a “self-directed” IRA or through an HSA at another financial institution that permits investment in equity securities within such account. Thes transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to subscribe for common stock using your eligibility as an IRA or HSA account holder but plan to use funds from sources other than your IRA or HSA account, you need not transfer your IRA or HSA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares in the subscription offering and add someone else who is not on my account to my stock registration?
A.	No. Applicable regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Q.	Can I subscribe for shares in the subscription offering in my name alone if I have a joint account?
A.	Yes, subject to the overall purchase limitations in the offering described above. Unless we determine otherwise, spouses, persons having the same address or persons exercising subscription rights through joint accounts or qualifying accounts registered to the same address will be presumed to be associates of, or acting in concert with, each other.

Q.	I have custodial accounts at Columbia Bank with my minor children. May I use these accounts to purchase stock in the subscription offering?
A.	Yes. However, the stock must be registered in the custodian’s name for the benefit of the minor child under the Uniform Transfers to Minors Act. A custodial account does not entitle the custodian to purchase stock in his or her own name. If the child has reached the age of majority, the child must subscribe for the shares in his or her own name.

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Q.	I have a business or trust account at Columbia Bank. May I use these accounts to purchase stock in the subscription offering?
A.	Yes. However, the stock must be purchased in the name of the business or the trust. A business or trust account does not entitle the owner of or signatory for the business or the trustee of the trust to purchase stock in his or her own name.

Q.	Will payments for common stock earn interest until the stock offering closes?
A.	Yes. Any payment made by check or money order will earn interest at 0.__% from the date the order is processed to the completion or termination of the stock offering. Depositors who pay for their stock by withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?
A.	Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements, but has not yet made any determination to do so. If Columbia Financial pays dividends to its stockholders, it also will be required to pay dividends to Columbia Bank MHC. In the event the board of directors of Columbia Financial determines to pay dividends on our common stock following the offering, Columbia Bank MHC may determine to seek permission from the Federal Reserve Board to waive receipt of any such dividends. Given that it is the Federal Reserve Board’s current position to not permit a non-grandfathered mutual holding company, such as Columbia Bank MHC, to waive dividends declared by its subsidiary, there is no assurance that any such wavier would be granted if sought or that Columbia Financial would pay dividends on its common stock in the absence of the receipt of such a waiver.

Q.	Will my stock be covered by deposit insurance?
A.	No.

Q.	Where will the stock be traded?
A.	Upon completion of the stock offering, shares of our common stock are expected to trade on the Nasdaq Global Select Market under the symbol “CLBK.”

Q.	Can I change my mind after I place an order to subscribe for stock?
A.	No. After receipt, your order may not be modified or withdrawn.

Q.	If I purchase shares of common stock during the offering, when will I receive my stock?
A.	Physical stock certificates will not be issued. Our transfer agent will send you a stock ownership statement, via the Direct Registration System (DRS), by first class mail as soon as practicable after the completion of the conversion and offering. Trading is expected to commence the day following completion of the stock offering. Although the shares of Columbia Financial, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the statement will depend on arrangements you may make with your brokerage firm.

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Q.	What is direct registration and DRS?
A.	Direct registration is the ownership of stock registered in your own name on the books of Columbia Financial, Inc., without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry (“book entry”) on the books of Columbia Financial, Inc. DRS (direct registration system) is a system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration.

Q.	What if I have additional questions?
A.	The prospectus that accompanies this brochure describes the offering in detail. Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed material, you may call our Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus accompanying the FAQ.

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IMPORTANT REMINDER WE nEED YOUR hELP As a follow-up to our recent mailing regarding our charitable foundation vote, WE URGE YOU TO VOTE ALL OF YOUR PROXY CARDS. ❖ If you have already voted, please accept our thanks. ❖ Voting “FOR” will not affect your deposit accounts or loans. ❖ Deposit accounts will continue to be federally insured. ❖ Voting does not obligate you to purchase stock in the offering. Thank you for choosing Columbia Bank. We appreciate your vote and your continued support of the Bank. If you have any questions, please call our at x-xxx-xxx-xxxx. Thomas J. Kemly President and Chief Executive Officer

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SECOND REQUEST WE nEED YOUR hELP As a follow-up to our recent mailing regarding our charitable foundation vote, OUR RECORDS SHOW THAT YOU HAVE NOT VOTED ALL OF YOUR PROXY CARDS. ❖ If you have already voted, please accept our thanks. ❖ Voting “FOR” will not affect your deposit accounts or loans. ❖ Deposit accounts will continue to be federally insured. ❖ Voting does not obligate you to purchase stock in the offering. Thank you for choosing Columbia Bank. We appreciate your vote and your continued support of the Bank. If you have any questions, please call our at x-xxx-xxx-xxxx. Thomas J. Kemly President and Chief Executive Officer

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TIME IS RUNNING OUT & WE still nEED YOUR hELP! By now, you have received several proxy mailings regarding our charitable foundation vote. Our records show that you have not voted all of your proxy cards received. We ask for your support by voting the enclosed proxy card today. Thank you for choosing Columbia Bank. We appreciate your vote and your continued support of the Bank. If you have any questions, please call our at x-xxx-xxx-xxxx. Thomas J. Kemly President and Chief Executive Officer

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COLUMBIA BANK MHC

REVOCABLE PROXY

Control Number

1. The contribution to the Columbia Bank Foundation, a Delaware non-stock corporation dedicated to the promotion of charitable purposes within Columbia Bank's market area, of 3.0% of Columbia Financial, Inc.'s outstanding common stock following the completion of Columbia Financial, Inc.'s minority public stock offering.

☒ **Please Mark Vote by marking one of the following boxes as shown.**

FOR ☐ **AGAINST** ☐

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Members of Columbia Bank MHC called for ________________ and a Proxy Statement for the Special Meeting (and the accompanying prospectus) before the signing of this proxy.

x ____

Signature Date

IMPORTANT: Please sign your name exactly as it appears on this proxy. Joint accounts need only one signature. When signing as an attorney, administrator, agent, officer, executor, trustee, guardian, etc., please add your full title to your signature.

Note: PLEASE SIGN, DATE AND PROMPTLY RETURN ALL PROXY CARDS IN THE ENCLOSED POSTAGE-PREPAID PROXY REPLY ENVELOPE. NONE ARE DUPLICATES.

▲ Detach Here ▲

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE CONTRIBUTION TO THE CHARITABLE FOUNDATION.

PROXY VOTING INSTRUCTIONS (1 OF 3 WAYS)

Please have your control number ready when voting by telephone or Internet

By Mail	By Telephone	By Internet
RETURN ENVELOPE	**CALL 1-___-___-____**	**VISIT www.__________.com**
YOU MAY RETURN ALL PROXY CARDS RECEIVED IN ONE ENVELOPE	IF YOU VOTE BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO VOTE YOUR PROXY BY MAIL	

VOTING DOES NOT OBLIGATE YOU TO BUY STOCK &
DOES NOT AFFECT THE TERMS OF OR INSURANCE ON YOUR DEPOSIT ACCOUNTS.

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY CARD DEPENDING ON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS.

PLEASE SUPPORT US BY VOTING ALL PROXY CARDS RECEIVED.

COLUMBIA BANK MHCREVOCABLE PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COLUMBIA BANK MHC The undersigned member of Columbia Bank MHC hereby appoints ________________, ________________ and _______________, and each of them with the power of substitution in each, as proxy to cast all votes which the undersigned is entitled to cast at a special meeting of members to be held at ____________________, ______________, ____________ at ___:___ __.m., local time, on _____________, 20___, and at any and all adjournments and postponements thereof, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions on the reverse side hereof: (1) FOR or AGAINST the contribution to the Columbia Bank Foundation, a Delaware non-stock corporation dedicated to the promotion of charitable purposes within Columbia Bank’s market area, of 3.0% of Columbia Financial, Inc.’s outstanding common stock following the completion of Columbia Financial, Inc.’s minority public stock offering. This proxy will be voted as directed by the undersigned member. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED FOR APPROVAL OF THE CONTRIBUTION TO THE CHARITABLE FOUNDATION. In addition, this proxy will be voted at the discretion of the Board of Directors upon any other matter as may properly come before the special meeting. No such matters are anticipated. The undersigned may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of Columbia Bank MHC either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the special meeting and voting in person. IMPORTANT: PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE. NOT VOTING WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE CHARITABLE FOUNDATION OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE CONTRIBUTION TO THE CHARITABLE FOUNDATION. Detach Here OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE CONTRIBUTION TO THE CHARITABLE FOUNDATION. VOTING DOES NOT OBLIGATE YOU TO BUY STOCK & DOES NOT AFFECT THE TERMS OF OR INSURANCE ON YOUR DEPOSIT ACCOUNTS. IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY CARD DEPENDING ON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS. PLEASE SUPPORT US BY VOTING ALL PROXY CARDS RECEIVED.

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A properly completed original stock order form must be used to subscribe for common stock. Pease read the Stock Ownership Guide Instructions as you complete this form. STOCK ORDER FORM DELIVERY ADDRESS OVERNIGHT DELIVERY HAND DELIVERY Stock Information Center Stock Information Center Columbia Bank OR 19-01 Route 208 North Columbia Bank Fair Lawn, NJ 07410 60 Raritan Center Parkway (___) ____ - ____ Edison, NJ 08837 STOCK ORDER DEADLINE ___day, Month __, 2018 at _:00 p.m. ET (Received not postmarked) IF YOU NEED ASSISTANCE COMPLETING THIS FORM, PLEASE CALL xxx-xxx-xxxx (1) SHARES (2) TOTAL PAYMENTS DUE Purchase Limitations (see instructions and the Prospectus) Subscription Minimum Maximum Maximum for associates or group Price $ .00 25 shares 50,000 shares 50,000 shares X 10.00 = $250 $500,000 $500,000 (3) Check here if you are a Columbia Bank or Columbia Financial, Inc. EMPLOYEE OFFICER DIRECTOR or IMMEDIATE FAMILY MEMBER of such person living in the same household. (4) CHECK PAYMENT (5) WITHDRAWAL PAYMENT Bank Use Bank Use Enclosed is a check bank draft Payable to Columbia Total Check or money order in the amount Amount $ indicated here. Financial, Inc. Enclosed .00 There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at Columbia Bank cannot be used for this form of payment. The undersigned authorizes withdrawal from the following account(s) at Columbia Bank. Account # Withdrawal $ To Withdraw Payment .00 Account # Withdrawal $ To Withdraw Payment .00 (6) PURCHASER INFORMATION Subscription Offering Check the first box that applies to the purchaser(s) listed in item 7. a. The purchaser(s) had a deposit account(s) totaling $50 or more at the close of business on June 30, 2016. b. The purchaser(s) had a deposit account(s) totaling $50 or more at the close of business on December 31, 2017 and is not a director or officer of Columbia Bank or an associate thereof. c.The purchaser(s) below had a deposit account(s) at the close of business on _____ __, 2018, or a loan as of November 14, 1995 whose loan remained outstanding on _____ __, 2018. Community Offering Check one box below if a, b or c does not apply to the purchaser listed in item 7. d. The purchaser RESIDES in one of the following NJ counties: Bergen, Burlington, Camden, Essex, Gloucester, Middlesex, Monmouth, Morris, Passaic or Union. Indicate county of residence here: e. The purchaser DOES NOT RESIDE in one of the NJ counties listed in (d) above. Account Information - List below all Columbia Bank accounts the purchaser had as of the applicable Subscription Offering eligibility date(s) as indicated above. Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights. Additional Space on reverse side. Qualifying Names(s) Account # of Purchaser on Account Qualifying Names(s) Account # of Purchaser on Account (7) STOCK OWNERSHIP REGISTRATION (to appear on stock registration statement) Please provide all requested information. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights. Form of Ownership (check one box and indicate SS# or Tax ID #) Individual Uniform Transfers Business SS/Tax ID# to Minors Act (minor SS#) (co., corp.) Reporting Joint Tenants Fiduciary SS/Tax ID# Tenants In Common (trust, estate) Other BROKER/TRUSTEE USE ONLY IRA or other qualified plan TTEE Tax ID# - Owner SS# - - Registration Name Name Address Telephone Street Day City State Zip code Evening (8) ASSOCIATES / ACTING IN CONCERT (Definitions on reverse side) Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you checked this box, complete reverse side. (9) ACKNOWLEGEMENT - To be effective, this stock order form must be properly completed and physically received (not postmarked) by Columbia Financial, Inc. no later than _:00 p.m., Eastern Time, on _____day, _____ __, 2018, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Columbia Financial, Inc., this stock order form may not be modified, withdrawn or canceled without Columbia Financial, Inc’s consent and if authorization to withdraw from deposit accounts at Columbia Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. (continued on reverse side) By signing below, I also acknowledge that I have read the Certification Form & (9) Acknowledgement continued on the reverse side of this form. Signature Signature Date Date

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ITEM (6) PURCHASER INFORMATION (continued from reverse side) Bank Use Qualifying Account Number(s) continued Names(s) Account continued ITEM (8) ASSOCIATES / ACTING IN CONCERT (continued from reverse side) If you checked the box in item #8 on the reverse side of this form, list below all other orders submitted by you or your associates (as defined below) or by persons acting in concert with you (also defined below). Name(s) listed on other stock order forms Number of shares ordered Name(s) listed on other stock order forms Number of shares ordered Associate - The term “associate” of a particular person means: (1) a corporation or organization, other than Columbia Bank MHC, Columbia Financial, Inc. or Columbia Bank, of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization; (2) a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and (3) any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a trustee, director or officer of Columbia Bank or any of its parents or subsidiaries. Acting in concert – The term “acting in concert” means: (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon various facts, including, among other things, joint account relationships, common address on our records, and the fact that such persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of stock issuance, our directors are not deemed to be acting in concert solely by reason of their board membership. Unless we determine otherwise, spouses, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be presumed to be acting in concert. ITEM (9) ACKNOWLEGEMENT & SIGNATURE (continued from reverse side) Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of stock issuance of Columbia Bank described in the accompanying prospectus. Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Columbia Bank, Columbia Financial Inc, and Columbia Bank MHC will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares. CERTIFICATION FORM I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS. I further certify that, before purchasing the common stock of Columbia Financial, Inc. (the “Company”), I received a prospectus of the Company dated February __, 2018 relating to such offer of common stock. The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section the risks involved in the investment in this common stock, including but not limited to the following: Risks Related to Our Business [insert final text] Risks Related to the Offering (By Signing the Front of this Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws, Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

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Columbia Financial, Inc. Stock Ownership Guide Individual Include the first name, middle initial and last name of the stockholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc. Joint Tenants Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants. Tenants in Common Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. Uniform Transfers to Minors Act ("UTMA") Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the NJ Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA NJ (use minor's social security number). Fiduciaries Information provided with respect to stock to be held in a fiduciary capacity must contain the following: The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual. The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc. A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity. The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description. The name of the maker, donor or testator and the name of the beneficiary. An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe. Stock Order Form Instructions Items 1 and 2 - Number of Shares and Total Payment Due Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase is 25 shares ($250) of common stock. As more fully described in the plan of stock issuance outlined in the prospectus, the maximum allowable purchase by a person, entity or group of people through a single account is 55,000 shares ($550,000) of common stock. No person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than 55,000 shares ($550,000) of common stock. Item 3 - Employee/Officer/Director Information Check this box to indicate whether you are an employee, officer, or director of Columbia Bank, Columbia Bank MHC or Columbia Financial, Inc., or a member of such person's immediate family living in the same household. Item 4 - Payment by Check If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Your check, bank draft or money order must be made payable to Columbia Financial, Inc. Your funds will earn interest at __% until the stock offering is completed or terminated. Item 5 - Payment by Withdrawal If you pay for your stock by a withdrawal from a deposit account at Columbia Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate of deposit accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account or similar account. Item 6 – Purchaser Information Subscription Offering a. Check this box if you had a deposit account(s) at Columbia Bank totaling $50 or more on June 30, 2016 (“Eligible Account Holder”). b. Check this box if you had a deposit account(s) at Columbia Bank totaling $50 or more on December 31, 2017 (“Supplemental Eligible Account Holder”), but are not an Eligible Account Holder. c. Check this box if you had a deposit account(s) at Columbia Bank on _____ __, 2018, or a loan as of November 14, 1995 that remained outstanding on _____ __, 2018. Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your subscription rights. Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights. Community Offering c. Check this box if you are submitting an order in the community offering and reside in one of the counties indicated on the stock order form (Indicate county of residence). d. Check this box if you are submitting an order in the community offering and do not reside in one of the preferred counties. Items 7 - Stock Ownership Form, Registration, Address, SS# or Tax ID#, Telephone Number(s) Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s). Complete the requested stock registration, mailing address and telephone number(s). The stock transfer industry has developed a uniform system of stockholder registrations that will be used in the issuance of your common stock. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide." Adding the names of other persons who are not owners of your qualifying account may result in a loss of your subscription rights. Attach separate page if additional space needed. Item 8 – Associates/Acting in Concert Check this box and complete the reverse side of the stock order form if you or any associates or persons acting in concert with you (as defined on the reverse side of the stock order form) have submitted other orders for shares of Columbia Financial, Inc. Item 9– Acknowledgement Please review the prospectus carefully before making an investment decision. Sign and date the stock order form where indicated. Before you sign, review the stock order form, including the acknowledgement and certification (continued on the reverse side of the stock order form). Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. Your properly completed signed stock order form and payment in full (or withdrawal authorization) for the shares must be physically received (not postmarked) by Columbia Financial, Inc. no later than _:00 p.m., Eastern Time, on ____day, ____ __, 2018 or it will become void. Delivery Instructions: You may deliver your stock order form by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service to our Stock Information Center, or by hand to one of the addresses as indicated on the stock order form. We will not accept stock order forms at our other offices. If you have any additional questions, or if you would like assistance in completing your stock order form, please call our Stock Information Center, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays. Columbia Financial, Inc. Stock Information Center 19-01 Route 208 North Fair Lawn, NJ 07410 (___) ___-____

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If you have more than one deposit account, you may have received more than one proxy card depending upon the ownership structure of your accounts. Please vote all proxy cards that you received. None are duplicates. Vote Your Proxy Card Today

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Columbia Financial, Inc.

_______ __, 2018

Dear Subscriber:

We hereby acknowledge receipt of your order and payment at $10.00 per share, listed below, of shares of Columbia Financial, Inc. common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of Columbia Financial, Inc. common stock, if any, that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of stock issuance.

Once the offering has been completed, you will receive by mail from our transfer agent, __________, a statement indicating your ownership of Columbia Financial, Inc. common stock.

Please retain this letter and refer to the batch and item number indicated below for any future inquiries you may have regarding this order.

If you have any questions, please call our Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Columbia Financial, Inc.

Stock Information Center

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Columbia Financial, Inc.

_______ __, 2018

Dear Stockholder:

Thank you for your interest in Columbia Financial, Inc. Our offering has been completed and we are pleased to confirm your subscription for ___ shares at a price of $10.00 per share. If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on ______ __, 2018; this is your stock purchase date. Trading is expected to commence on the Nasdaq Global Select Market under the symbol “CLBK” on ________ __, 2018.

A statement indicating the number of shares of common stock of Columbia Financial, Inc. that you have purchased will be mailed to you shortly. This statement will be your evidence of ownership of Columbia Financial, Inc. common stock. All shares of Columbia Financial, Inc. common stock will be in book entry form and paper stock certificates will not be issued.

Columbia Financial, Inc.

Stock Information Center

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Columbia Financial, Inc.

_______ __, 2018

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the demand for shares from persons with priority rights, stock was not available for our [Supplemental Eligible Account Holders, Other Members or community friends]. If your subscription was paid for by check, bank draft or money order, a refund of the balance due to you with interest will be mailed promptly.

We appreciate your interest in Columbia Financial, Inc. and hope you become an owner of our stock in the future. Our stock has commenced trading on the Nasdaq Global Select Market under the symbol “CLBK.”

Columbia Financial, Inc.

Stock Information Center

The shares of common stock are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

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Columbia Financial, Inc.

______ __, 2018

Welcome Stockholder:

Thank you for your interest in Columbia Financial, Inc. (the “Company”). Our offering has been completed and we are pleased to enclose a statement from our transfer agent reflecting the number of shares of the Company’s common stock purchased by you in the offering at a price of $10.00 per share. The transaction closed on _______ __, 2018; this is your stock purchase date. If your subscription was paid for by check, bank draft or money order, interest, and if your subscription was not filled in full, any refund due, will be mailed promptly.

The enclosed statement will be your evidence of ownership of Columbia Financial, Inc. All stock sold in the offering has been issued in book entry form through the direct registration system (“DRS”). No physical stock certificates will be issued. Please examine this statement carefully to be certain that it properly reflects the number of shares you purchased and the names in which the ownership of the shares are to be shown on the books of the Company.

If you have any questions about your statement, please contact our transfer agent (by mail, telephone, or via the internet) as follows:

________________

Attention: Investor Relations Department

Street

City, State Zip Code

1 (xxx) xxx-xxxx

www.xxxxxx

Trading is expected to commence on the Nasdaq Global Select Market under the symbol “CLBK” on _______ __, 2018. Please contact a stockbroker if you choose to sell your stock or purchase any additional shares in the future.

On behalf of the Board of Directors, Officers and employees of Columbia Financial, Inc., thank you for supporting our offering and we welcome you as a stockholder.

Sincerely,

Thomas J. Kemly

President and Chief Executive Officer

The shares of common stock are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

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Columbia Financial, Inc.

_______ __, 2018

Dear Interested Subscriber:

We regret to inform you that Columbia Financial, Inc., the holding company for Columbia Bank, did not accept your order for shares of Columbia Financial, Inc. common stock in its community offering. This action is in accordance with our plan of stock issuance, which gives Columbia Financial, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your order was paid for by check, enclosed is your original check.

Columbia Financial, Inc.

Stock Information Center

The shares of common stock are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

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Sandler O’Neill + Partners, L.P.

_______ __, 2018

Dear Community Member:

We are enclosing material in connection with the stock offering by Columbia Financial, Inc., the holding company for Columbia Bank.

Sandler O’Neill & Partners, L.P. is acting as marketing agent in connection with the subscription and community offerings, which will conclude at _:00 p.m., Eastern Time, on ____day, _____ __, 2018.

Members of the general public are eligible to participate. If you have any questions about the offering, please do not hesitate to call the Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus accompanying this prospectus.

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Columbia Financial, Inc. Commences Stock Offering Columbia Financial, Inc., the holding company for Columbia Bank, is offering shares of its common stock for sale in a minority stock offering. Shares of Columbia Financial, Inc. common stock are being offered for sale at a price of $10.00 per share. As a member of the community served by Columbia Bank, you may have the opportunity to purchase shares in the offering. If you would like to learn more about our stock offering, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (__) ___-____, Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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